REGISTERED                                                         REGISTERED
No. MCFX-
CUSIP No.


                      CHRYSLER FINANCIAL COMPANY L.L.C.

             [FORM OF MULTI-CURRENCY FIXED RATE MEDIUM-TERM NOTE]




        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH BELOW:

PRINCIPAL AMOUNT:



ORIGINAL ISSUE DATE:         INTEREST RATE:               STATED MATURITY DATE:

INTEREST PAYMENT DATES:      REGULAR RECORD DATES:

: March 15 and               :  March 1 and September 1
   September 15

:  Other:                    :  Other:







INITIAL REDEMPTION           INITIAL REDEMPTION           ANNUAL REDEMPTION
DATE                         PERCENTAGE:                  PERCENTAGE REDUCTION:








OPTIONAL REPAYMENT            REPAYMENT PRICE:             SPECIFIED CURRENCY:
DATE(S)






ADDENDUM ATTACHED:                                        AUTHORIZED
[  ]  Yes                                                 DENOMINATIONS:
[  ]  No


CONVERSION INTO U.S. DOLLARS:

PRESUMPTION YES  [ ]  PRESUMPTION NO  [ ]      NO  [ ]






OTHER PROVISIONS:

        [If this Note will be issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed.]

ORIGINAL ISSUE DISCOUNT:    TOTAL AMOUNT OF           ISSUE PRICE
SECURITY:                   OID:                      (expressed as a
                                                      percentage of
                                                      aggregate principal
                                                      amount):

:  YES

YIELD TO MATURITY:          SHORT ACCRUAL PERIOD    METHOD USED TO
                            OID:                    DETERMINE YIELD
                                                    FOR SHORT ACCRUAL
                                                    PERIOD:

                                                    :  Approximate  : Exact

        CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company (herein called the "Company", which term includes any successor limited liability company or corporation under the Indenture hereinafter referred to below), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount stated above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

        The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the March 1 or September 1 (whether or not a Business Day (as defined below)) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that in the case of a Note issued between a Regular Record Date and the related Interest Payment Date, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the first succeeding Interest Payment Date to the registered Holder of such Note on the related Regular Record Date; and provided, further, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. "Business Day" means any day which is not a day on which banking institutions are authorized or required by law, regulation or execution order to be closed in The City of New York.

        Funds for the payment of the principal of (and premium, if any) and interest on this Note due on any Interest Payment Date or at Maturity will be made available on such date to The Chase Manhattan Bank as issuing and paying agent for the Notes (the "Paying Agent", which term includes any successor Paying Agent with respect to the Notes). The Paying Agent will thereupon pay such funds to the Depositary or its nominee in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depositary (or its nominee) as may be in effect from time to time.

        All payments on this Note on any Interest Payment Date or Maturity will be made in the Specified Currency set forth above, except as otherwise hereinafter provided.

        This Note is one of a duly authorized series of debt securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series [ ] (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of February 15, 1988, as amended or supplemented from time to time (herein called the "Indenture"), between the Company, as successor to Chrysler Financial Corporation, and Manufacturers Hanover Trust Company, which has been succeeded by United States Trust Company of New York as trustee (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

        The Notes will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company.

        Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of the Depositary or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book entry form by the Depositary for the accounts of participating organizations of the Depositary.

        This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

        If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of 1,000 units of the Specified Currency (provided that any remaining principal hereof shall not be less than the minimum denomination of this Note) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

        Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

        This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of 1,000 units of the Specified Currency (provided that any remaining principal hereof shall not be less than the minimum denomination of this Note) at the option of the Holder hereof at a Repayment Price, unless otherwise specified above, equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

        Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Unless otherwise specified herein, accrued interest hereon will be calculated on the basis of a 360-day year of twelve 30-day months.

        Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note (or, if this Note is an Original Issue Discount Security, an amount of principal hereof determined in accordance with the provisions of this Note set out in the next paragraph (the "Amortized Face Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

        If this Note is an Original Issue Discount Security and if an Event of Default with respect to Notes of this series shall have occurred and be continuing, the Amortized Face Amount of principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture. Such Amortized Face Amount shall be equal to the sum of (i) the aggregate principal amount of this Note multiplied by the Issue Price plus
(ii) the portion of the difference between the Issue Price and the principal amount of this Note that has accrued at the Yield to Maturity

(computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Amortized Face Amount of this Note exceed its principal amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer's obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        If the box marked "Presumption Yes" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Company or its agent will convert all payments of the principal of, premium, if any, and interest on this Note to U.S. dollars unless the Holder hereof elects to receive such payments in the Specified Currency as described below. If the box marked "Presumption No" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Holder of this Note will receive all payments of the principal of, premium, if any, and interest on this Note in the Specified Currency unless the Holder of this Note elects to receive such payments in U.S. dollars as described below.

        Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

        Except as otherwise provided herein, if either the box marked "Presumption Yes" or the box marked "Presumption No" is marked above, the Holder hereof may subsequent to the issuance hereof request that future payments of principal, premium, if any, and interest hereon, be converted or not be converted, as the case may be, to U.S. dollars by transmitting a written request for such payments to the Trustee at its Corporate Trust Office in The City of New York on or prior to the Regular Record Date or not less than 15 days prior to Maturity. Such request shall include appropriate payment instructions and shall be in writing (mailed or hand delivered) or by facsimile transmission. The Holder of this Note may elect to receive all future payments of principal, premium, if any, and interest in either the Specified Currency set forth above or in U.S. dollars, as specified in the written request, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date not less than 15 days prior to Maturity. If the Holder hereof has not made the election described above, payment in respect of this Note shall be made in U.S. dollars based upon the Market Exchange Rate as described above.

        If the box marked "No" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Holder hereof will receive all payments of the principal of, and premium, if any, and interest on this Note only in the Specified Currency subject to the provisions set forth below, and the Holder hereof may not subsequent to the issuance hereof request that future payments of principal hereof, and premium, if any, and interest hereon, be converted to U.S. dollars.

        Upon the commencement of the third stage of the European economic and monetary union when the European Currency Unit ("ECU") becomes a currency in its own right named the "euro", the unavailability of the ECU or euro shall be treated as provided above and the following three paragraphs shall not apply.

        If payment in respect of this Note is required to be made in ECUs and
(i) ECUs are not available to the Company for making payments thereof on this Note due to the imposition of exchange controls or other circumstances beyond the Company's control or (ii) the ECU ceases to be used as the unit of account of the European Community (the "EC") and has not become a currency in its own right replacing all or some of the currencies of the Member States of the EC, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

        The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rates for such Components.

        If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

        All determination referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error be conclusive for all purposes and binding on Holders of Notes.

        In order for the Holder of this Note (who, either by the terms of this Note or pursuant to an election of the Holder hereof, shall have the right to receive wire transfer payments) to receive payments of interest, premium, if any, and principal in the Specified Currency by wire transfer, the Holder of this Note must designate an appropriate account with a bank located in the country of the Specified Currency shown above that has appropriate facilities thereof. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York on or prior to the Regular Record Date or not less than 15 days prior to Maturity. The Trustee will, subject to applicable laws and regulations and until it received notice to the contrary, make such payment and all succeeding payments to the Holder of this Note by wire transfer to the designated account, provided, that the bank has the appropriate facilities therefor. If a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, payment will be made by check in U.S. dollars mailed to the Holder of this Note at such address as shall appear in the Security Register.

        The Holder of this Note shall pay any administrative costs imposed by banks in connection with making payments by wire transfer, as well as any tax, assessment or governmental charge imposed upon payments hereon.

        Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision hereof or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the times, place and rates, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of any Global Security, certain additional limitations) and as may be set forth herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 (or such other amount as may be specified herein) and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments and agreements made and to be performed wholly within such jurisdiction.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        As used herein:

               the term "Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York or the city which is the Principal Financial Center of the country of the Specified Currency and, if the Specified Currency is ECU, that is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made;

               the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication; and

               the term "Principal Financial Center" shall be the city indicated as follows:

                                                   Principal Financial
        Specified Currency                                Center
        ------------------                         -------------------
        U.S. dollars                               New York City
        Australian dollars                         Sydney
        Canadian dollars                           Toronto
        European Currency Units                    Brussels
        French francs                              Paris
        Deutsche marks                             Frankfurt

        Italian lire                               Milan
        Dutch guilders                             Amsterdam
        New Zealand dollars                        Wellington
        Swiss francs                               Geneva
        British Pound Sterling                     London
        Japanese Yen                               Tokyo

        With respect to all other foreign currencies, the "Principal
        Financial Center" shall be the capital city of the country of such Specified Currency.

                                     11


        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.

Dated:                        CHRYSLER FINANCIAL COMPANY L.L.C.



[SEAL]                        By:____________________________________
                                 Name:
                                 Title:




                              By:____________________________________
                                 Name:
                                 Title:



CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities
issued under the within-mentioned
Indenture.

THE CHASE MANHATTAN BANK
  as Authenticating Agent for the Trustee



By:_____________________________
              Authorized Officer


                                      12


                          OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably request(s) and instruct(s) the
Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                                      ----------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 (Please print or typewrite name and address of the undersigned)

        For this Note to be repaid, the Trustee must receive at its Corporate
Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 (or such other amount as may be specified herein)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be increments of $1,000 (or such other amount as may be specified herein)) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$------------                       --------------------------
                                    NOTICE:  The signature on this Option
                                    to Elect Repayment must correspond with
                                    this Note in every particular, without
                                    alteration or enlargement or any change
                                    whatever.

Date

                                      13


                           ASSIGNMENT/TRANSFER FORM
                           ------------------------


FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification
No.)___________________________________________________


-----------------------------------------------------------------------------
                 (Please print or typewrite name and address
                   including postal zip code of assignee)

-----------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: ________                            __________________________________

        NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                      14


                                ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM--as tenants in common

         UNIF   GIFT MIN ACT--........... Custodian    ..................
                                (Cust)                      (Minor)



                                   Under Uniform Gifts to Minors Act
                                   ......................................
                                          (State)



         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship
                         and not as tenants in common

        Additional abbreviations may also be used though not in the above list.


                                      15








